Exhibit 1.1
ARTICLES OF INCORPORATION
CHAPTER I GENERAL PROVISIONS
Article 1 (Name) The name of the company shall be “DoubleDown Interactive Co., Ltd.” (hereinafter referred to as the “Company”) <Amended on June 24, 2014, May 2, 2016, May 11, 2017, Nov 27, 2019>
Article 2 (Purposes) The purposes of the Company are to engage in the following business activities: <Amended on August 1, 2011, May 11, 2017>
1.Portals and other internet information media service activities;
2.Data base activities and online information provision services;
3.Data processing;
4.Computer programming services;
5.Computer system integration consultancy and establishment services;
6.Online and mobile game software development and supply;
7.System software development and supply;
8.Application software development and supply;
9.Electronic commerce via internet;
10.Retail of computers, computer peripheral equipment and software;
11.Wholesale of computers, computer peripheral equipment and software;
12.Advertising agencies;
13.Advertising preparation;
14.Game publishing business;
15.Character and digital · cultural contents related business;
16.Marketing agencies services and advertising and promotion;
17.Venture investment, incubating and consulting services;
18.Real estate sales and lease services;
19.Activities of head offices, holding companies and management consultancy; and
20.i-Gaming related software development and supply
21.Blockchain-related business and research and development business
22.Virtual Reality(VR), Augmented Reality(AR) related products, service development and supply
23.Other activities incidental to each of the aforementioned business.
Article 3 (Location of Head Office) The Company shall have its registered headquarter office in Seoul. <Amended on September 1, 2016>

Article 4 (Branch Offices, etc.) The Company may establish branch offices, sub-branches, local offices and overseas subsidiaries in or outside Korea upon resolution by the Board of Directors.
Article 5 (Public Notice) Public notice shall be given by posting the notice on the Company’s internet homepage at (http://www.doubledowninteractive.com); provided, however, in the event of the occurrence of any computer problems or other unavoidable causes which prevents the posting of a notice on the Company’s internet homepage, public notice shall be given by publishing the notice in Maeil Business News Korea, a daily newspaper published in the city of Seoul.
<Amended on June 24, 2014, September 1, 2016, Nov 27, 2019>
CHAPTER II SHARES

Article 6 (Total Number of Shares) The total number of shares that the Company is authorized to issue shall be 200,000,000 shares.
<Amended on August 1, 2011 and May 11, 2017>
Article 7 (Shares to be issued at the Time of Incorporation) The total number of shares to be issued at the time of incorporation of the Company shall be 60,000 shares.

Article 8 (Par Value) The par value per share to be issued by the Company shall be 10,000 Korean Won. <Amended on May 12, 2017>

Article 9 (Types of Shares) All shares to be issued by the Company shall be common shares.
Article 10 (Electronic Registration of Rights to be Recorded on Share Certificates and Preemptive Right Certificates) The Company shall register the rights to be recorded on share certificates and preemptive right certificates with the electronic registration ledger of the electronic registration authority, in lieu of issuing share certificates and preemptive right certificates. <Amended on May 2, 2016, March 27, 2019>

Article 11 (Preemptive Rights)
1Shareholders of the Company shall have the preemptive rights to subscribe for the new shares in proportion to their respective share holdings.
2Notwithstanding the foregoing, in the following instances the Company may allocate new shares to those other than the shareholders by the resolution of the Board of Directors. <Amended on May 2, 2016, May 11, 2017, May 20, 2020>
1.When issuing new shares to increase its capital through public offering to the extent not exceeding fifty (50) percent of the total number of issued and outstanding shares pursuant to Article 165-6 of the Financial Investment Services and Capital Markets Act;
2.When preferentially allocating new shares to members of the Employees Share Ownership Association to the extent not exceeding twenty (20) percent of the total number of issued and outstanding shares;
3.When issuing new shares as a result of the exercise of stock options pursuant to Article 340 of the Commercial Act;
4.When issuing new shares for the purpose of the foreign investment made under the Foreign Investment Promotion Act, for the Company’s managerial reasons to the extent not exceeding twenty (20) percent of the total number of issued and outstanding shares;
5.When issuing new shares to the extent not exceeding twenty (20) percent of the total number of issued and outstanding shares to a new technology venture capitalist and new technology venture investment association pursuant to the Specialized Credit Finance Business Act and to an investment company for the establishment of small and medium enterprise and a small and medium enterprise establishment investment association pursuant to the Support for Small and Medium Enterprise Establishment Act.
6.When allocating new shares to the other company to the extent not exceeding twenty (20) percent of the total number of issued and outstanding shares for strategic partnership such as through the introduction of high technology, business diversification, overseas expansion and fundraising;
7.When it’s necessary to achieve the Company’s business objectives such as an introduction of new technology, improvement of financial structure, new market development and strategic partnership pursuant to a proviso of the Article 418(2) of the Commercial Act to the extent not exceeding fifty (50) percent of the total number of issued and outstanding shares;
8.When issuing new shares to financial institutions or institutional investors, domestic and overseas, to the extent not exceeding twenty (20) percent of the total number of issued and outstanding shares for managerial purpose including raising emergency funds; or
9.When offering new shares to the public or has an underwriter subscribe for such public offerings in order to have its shares listed on the Korea Exchange.
③ If a shareholder(s) waives or forfeits all or part of his/her preemptive rights to subscribe for new shares, or any fractional shares are made in the course of allotting new shares, the method of dealing with such new shares or fractional shares shall be determined by a resolution of the Board of Directors. <Amended on May 2, 2016>

Article 11-2 (Stock Option)
1The Company may grant stock options as set forth in the relevant laws and regulations to its executives and employees by a special resolution of the general meeting of shareholders, to the extent not exceeding ten (10) percent of the total number of issued and outstanding shares.
2The shares to be issued or delivered upon the exercise of the stock option (referring to the shares functioning as the base for calculating the difference in case where the Company pays the difference between the exercising price of the stock option and the market price either in cash or by the treasury shares) shall be common shares in registered form.
3The exercising price per one share subject to the exercise of the stock option shall exceed a price falling under any of the following subparagraphs. This shall also apply when adjusting the exercising price after the grant of the stock option.
1.In cases of issuing new shares, the higher amount between their substantial price as of the date of granting the stock option and their face value; and
2.In cases of transferring the company's own shares, their substantial price as of the date of granting the stock option.
4The number of executives and employees who may be granted with a stock option shall not exceed ninety (90) percent of the total existing executives and employees, and the stock option to be granted to a single executive or employee shall not exceed ten (10) percent of the total number of issued and outstanding shares.
5The persons who are eligible for stock options are executives and employees who have contributed or have the capacity to contribute to the establishment, management, or technological innovation of the Company; provided, however, that those who fall under any of the following shall be disqualified:
1.A stockholder who holds ten (10) percent or more of the total outstanding shares excluding non-voting shares;
2.A person who actually exercises influence over major management matters of the Company, such as appointment or dismissal of directors; and
3.Any person in special relationship with a person falling under subparagraph 1 or 2. <Amended on May 20, 2020>
6The stock option may be exercised from the date on which such right may be exercised until the date to be determined by a general meeting of shareholders or the Board of Directors within the extent of five (5) years.
7Any person who is granted a stock option shall be allowed to exercise such stock option only after holding office or serving in the Company for no less than two (2) years from the date of the resolution mentioned in Paragraph (1). <Amended on May 20, 2020>
8The Company may cancel the grant of stock options by the resolution of the Board of Directors in any of the following cases:
1.In case an executive or employee to whom a stock option is granted voluntarily resigns from his/her office;
2.In case an executive or employee to whom a stock option is granted causes the Company to incur substantial and material damages due to his/her willful misconduct or negligence;
3.In case the Company is unable to comply with the exercise of the stock option due to its bankruptcy or insolvency; or
4.In case where any cause for cancellation as set forth in the stock option agreement occurs. [Newly established on September 10, 2010]

Article 11-3 (Holding and Disposal of Treasury Shares)
The Company may hold or dispose of treasury shares in accordance with the Commercial Act and relevant laws and regulations, as necessary to achieve its business objectives, including strategic alliances and investments, mergers and acquisitions, business restructuring, facility investments, introduction and development of new technologies, and improvement of its financial structure.

Article 12 (Title Transfer Agent)
1The Company shall retain a transfer agent for shares.
2The transfer agent, its office and the scope of its services shall be determined by the resolution of the Board of Directors.
3The Company shall keep its register of shareholders or a duplicate thereof, at the office of the transfer agent and cause the transfer agent to handle electronic registration of shares, maintenance of the register of shareholders and other matters in relation to the shares of the Company.
4Those activities undertaken by the transfer agent described in Paragraph (3) shall be performed in accordance with the Regulations of Transfer Agent. <Amended on March 27, 2019, March 23, 2021>

Article 13 (Record Date)
1The Company shall deem those shareholders whose names appear in the list of shareholders on December 31 of each year to be the shareholders who are entitled to exercise their rights as shareholders at the annual meeting of shareholders to be convened in respect of the said period for the settlement of accounts. <Amended on March 23, 2021>
2The company may convene an extraordinary general meeting of shareholders and, if necessary, make the shareholders listed in the shareholder list on the date specified by the resolution of the board of directors the shareholders who exercise their rights, and the company shall resolve the board of directors. This must be announced two weeks before the date specified in. <Amended on March 23, 2021>

Article 14 (Equivalent dividend) The company will pay equal dividends to all shares of the same type issued (including cases of conversion) as of the base date of dividends, regardless of the date of issue.
[Newly established on May 20, 2020] <Amended on March 23, 2021>

Article 14-2 (Preparation and storage of shareholder list)
1When the company is notified of the designation of the owner by the electronic registration agency, it must prepare and keep a shareholder list by stating the matters notified and the date of notification. <Amended on March 23, 2021>
2The company may request the electronic registration agency to create a designation of owner if necessary, such as when there is a change in the current status of shareholders (including special related persons) who hold a 5% or more stake. It can. <Amended on March 23, 2021>
3The company creates a shareholder list in electronic documents. <Amended on March 23, 2021>

CHAPTER III BONDS
Article 15 (Issuance of Convertible Bonds)
① The Company may issue convertible bonds to persons other than shareholders up to an aggregate par value of three (3) hundred billion (300,000,000,000) Korean Won by the resolution of the Board of Directors in any of the following cases: <Amended on May 20, 2020>
1.In case the Company issues convertible bonds through a general public offering;
2.In the case the Company issues convertible bonds to financial institutions or institutional investors, domestic or overseas, for the purpose of raising emergency funds; or
3.In the case the Company issues convertible bonds to the other party for the introduction of technology, research and development, production and sales, and capital alliances which are important in its business operation.
2The type of shares to be issued upon conversion and the conversion price shall be determined by the Board of Directors at the time of issuance of the relevant convertible bonds.
3The conversion period shall be from the date on which one (1) month has elapsed after the date of issuance of the bonds to the date immediately prior to the redemption date of the bonds. However, the conversion period may be adjusted so that it is limited to a period within the period stated above by the resolution of the Board of Directors.
4When converted to shares, the company pays interest only on interest that is due before the conversion. <Amended on May 20, 2020, March 23, 2021>
Article 16 (Issuance of Bonds with Warrants)
① The Company may issue bonds with warrants to persons other than shareholders upon the resolution of the Board of Directors up to an aggregate par value amount of two (2) hundred billion (200,000,000,000) Korean Won in accordance with Article 16(1) hereof. <Amended on May 20, 2020>
1.In case the Company issues the bonds with warrant through a general public offering;
2.In the case the Company issues bonds with warrant to financial institutions or institutional investors, domestic or overseas, for the purpose of raising emergency funds; or
3.In the case the Company issues bonds with warrant to the other party for the introduction of technology, research and development, production and sales, and capital alliances which are important in its business operation.
2The amount within which a holder of such bonds with warrant is entitled to request issuance of new shares shall be determined by the Board of Directors, to the extent of not exceeding the aggregate par value of such bonds.

3The class of shares to be issued upon exercise of warrants shall be common shares. The issue price shall be determined by the Board of Directors upon issuance of the relevant bonds with warrants at or above the par value.
4The period during which warrants may be exercised shall be from the date on which one (1) month (or thirty (30) days) has elapsed from the date of issuance of the bonds to the date immediately prior to the redemption date of the bonds; provided, however, that in case the Company issues the bonds by other means than public offering, such period shall be from the date on which one (1) year has elapsed after the date of issuance of the bonds to the date immediately prior to the redemption date of the bonds. However, the warrant exercise period may be adjusted to a period within the period stated above by the resolution of the Board of Directors

Article 16-2 (Electronic Registration of Rights to be Recorded on Bond Certificates and Warrant Certificates) The Company shall register the rights to be recorded on bond certificates and warrant certificates with the electronic registration ledger of the electronic registration authority, in lieu of issuing bond certificates and warrant certificates. However, in the case of corporate bonds, electronic registration may not be carried out except for listed corporate bonds, which are required to be electronically registered by law. [Newly established on March 27, 2019] <Amended on March 23, 2021>

Article 17 (Applicable Provisions for Issuance of Bonds) The provisions of Article 12 shall apply mutatis mutandis with respect to the issuance of bond. [Newly established on May 11, 2017] <Amended on March 27, 2019>

CHAPTER IV GENERAL MEETING OF SHAREHOLDERS
Article 18 (Ordinary and Special General Meetings and Time of Convocation)
1General meetings of shareholders shall be of two types of ordinary and special general meetings.
2Ordinary general meetings of shareholders shall be convened within three (3) months after the close of each business year.
Article 19 (Persons Entitled to Convene the Meetings) General meetings of shareholders shall be convened by a representative director in accordance with the resolution of the Board of Directors except as otherwise provided in other laws and regulations. If the representative director is absent or unable to convene the general meetings, another director appointed by the Board of Directors shall convene the general meetings.

Article 20 (Public Notice of Convocation)
1When convening a shareholders' meeting, each shareholder shall be notified of the date, place, and agenda of the meeting in writing two (2) weeks prior to the date of the meeting; provided, however, that such period may be shortened or omitted with the consent of all shareholders in writing, by telegraphic communications or by email prior to the date of the meeting.
2The Company shall attach to the written notice of convocation in the Paragraph 1, any written document and reference materials which may be necessary for the shareholders to exercise their voting rights. <Amended on May 2, 2016>
Article 21 (Place of Convening a Meeting of Shareholders)
The general meeting of shareholders shall be held in the place where the head office of the Company is located and may also be held in any other place adjacent to it, whenever circumstances require.

Article 22 (Chairman)
1A representative director shall serve as chairman of general meetings of shareholders
2In the event that the representative director is absent or fails to serve as chairman of any general meetings of shareholders, any person previously designated by the general meeting of shareholders shall act as the chairman; provided, however, that in case nobody has been designated to act as the chairman by the general meeting of shareholders, the provisions of Article 32(4) shall apply mutatis mutandis. <Amended on March 27, 2019>

Article 23 (Voting Rights) Each shareholder shall have one (1) vote for each share he/she owns.
.

Article 24 (Exercise of Voting Rights) <Amended on May 2, 2016>
1Shareholders may exercise their voting rights in writing without attending the general meetings of shareholders.
2Any shareholder who wants to exercise his/her voting right in writing shall submit any necessary written details for the exercise of voting rights on or before the date immediately prior to the meeting.

Article 25 (Exercise of Voting Right by Proxy)
1A shareholder may exercise his/her vote by proxy.
2The proxy in the preceding paragraph shall present evidentiary documents (power of attorney) for his/her power of representation before the general meeting of shareholders commences. [Newly established on May 11, 2017]
Article 26 (Method of Adopting Resolutions at Meeting of Shareholders)
Unless otherwise provided in the relevant laws and regulations, all resolutions of a meeting of shareholders shall be passed by the affirmative votes of the majority of shareholders present at the meeting of shareholders, which shall not be less than a quarter of the total number of issued and outstanding shares of the Company.

Article 27 (Minutes of General Meeting of Shareholders)
The substance of the course and proceedings of a general meeting of shareholders and the results thereof shall be recorded in minutes, on which the names and seals of the chairman and the directors present at the meeting shall be affixed or be signed by such persons, and shall be kept at the head office and branches of the Company. <Amended on September 10, 2010>

CHAPTER V DIRECTORS, BOARD OF DIRECTORS, REPRESENTATIVE DIRECTOR
Article 28 (Number of Directors)
The Company shall have not less than three (3), but not more than eight (8) directors. <Amended on May 20, 2020>

Article 29 (Election of Directors)
1Directors shall be elected during a meeting of shareholders.
2A resolution for electing directors shall be passed by the affirmative votes of a majority of the voting rights represented by the shareholders present, which shall be not less than 1/4 of the total number of issued and outstanding shares.
3In case two (2) or more directors are elected, the cumulative vote stipulated in Article 382-2 of the Commercial Act shall not apply. <Amended on May 20, 2020>
4A company may be determined by a resolution of the board of directors to distinguish between internal directors and other non-executive directors among the directors set forth in paragraph 1. [Newly established March 23, 2021]
Article 30 (Term of Office of Directors)
The term of office of directors shall be three (3) years; provided, however, that the term of office shall be extended until the close of the ordinary general meeting of shareholders convened in respect of the last fiscal year of such term of office. <Amended on May 20, 2020>

Article 31 (Election to Fill a Vacancy in the Office of Directors)
1If there is a vacancy in the number of directors, a director shall be elected at a meeting of shareholders to fill such a vacancy; provided, however, that the foregoing provision shall not apply if the number of the existing directors in office is not less than the number of directors provided in the statute and no hindrance is caused to carrying on the Company’s business thereby.
2Term of office of directors elected to fill a vacancy or as part of reinforcement shall be deemed the same as the remaining term of office of other directors. <Amended on May 20, 2020>

Article 32 (Duties of Directors)
1The Company may appoint one (1) representative director out of directors, and a vice president, senior executive director and executive director by resolutions of the Board of Directors.
2The Company may appoint a few representative directors or co-representative directors whenever circumstances require.
3A representative director shall represent the directors and direct the Company’s overall business.
4A vice president, senior executive director, executive director and director shall assist the representative director; share the execution of the Company’s business as determined by the Board of Directors; and serve as an acting representative director in accordance with the order designated by the Board of Directors in case the representative director is absent or unable to execute his/her duties.
<Amended on May 11, 2017>
Article 33 (Composition of the Board of Directors and Convening of Meetings)
1The Board of Directors shall be composed of directors and make major decisions on the Company’s business.
2Meetings of the Board of Directors may be called by any director, unless the Board of Directors has designated a specific director who shall call such meetings.
3Notice for the meeting of the Board of Directors shall be dispatched by the director who calls the meeting to each of the individual directors at least one (1) week prior to the date set for such meeting, provided, however, that if all directors unanimously consent to holding a meeting of the Board of Directors, the procedure of convening a meeting may be omitted. <Amended on May 20, 2020>
4The chairman of the Board of Directors shall be appointed by the Board of Directors, unless the Board of Directors has designated a specific director who shall call the meetings of the Board of Directors pursuant to the proviso of Paragraph 2, in which case such director shall be the chairman. <Amended on March 27, 2019>

Article 34 (Quorum and Adoption of Resolutions)
1Unless otherwise provided in the relevant laws and these Articles of Incorporation, a resolution of the Board of Directors shall be adopted in the presence of a majority of directors in office by the affirmative vote of a majority of directors present at the meeting; provided, however, that the resolution for the matters set forth in Article 397-2 (Prohibition against Appropriation of Company's Opportunities and Assets) and Article 398 (Prohibition against Self-Transaction) of the Commercial Act shall be adopted by an affirmative votes of 2/3 or more of the total number of the directors present: <Amended on May 20, 2020>
2The Board of Directors may allow all or part of the directors in office to exercise his/her and/or their voting rights by means of telecommunication through which they may transmit and receive visual images and voices at the same time without being physically present at a meeting of the Board of Directors. In such case, the concerned director(s) shall be deemed to have attended the meeting of the Board of Directors in person.
3A Director who has a special interest in a matter on the agenda for resolution may not exercise his/her vote upon such matter. <Amended on May 11, 2017>
Article 35 (Minutes of the Board of Directors)
1 The Board of Directors shall record the proceedings of every meeting of the Board of Directors.
2The agenda items, summary of the proceedings and the outcomes thereof, and the objectors and grounds for their objection shall be entered in the minutes, and the directors present at the meeting shall write their names and affix seals, or affix their signatures, thereon and then the minutes shall be preserved at the head office thereafter.
<Amended on May 20, 2020>

Article 36 (Appointment of Advisors) The Company shall appoint a few advisors for management and technology by the resolution of the Board of Directors.

Article 37 (Remuneration and Retirement Allowances for Executives)
1Remuneration for directors shall be determined by the resolution of a general meeting of shareholders.
2Retirement allowances for directors and other officers shall be paid in accordance with the Company’s regulation concerning retirement allowances for executives. <Amended on May 20, 2020>
Article 38 (Mitigation of Director’s Liability to the Company)

1If a director is held liable for damages to the Company due to the violation of any law, regulation or these Articles of Incorporation, or due to dereliction of his or her duties, the Company shall exempt such director from liability for damages exceeding six (6) times (three (3) times in the case of outside directors) his or her wages (including bonuses and profit from the exercise of stock options) during the one-year period prior to the day of such violation or dereliction.
2Notwithstanding Paragraph (1) above, such exemption shall not apply if the director caused damages to the Company by willful misconduct or gross negligence or if otherwise provided in the law.
[Newly Established on May 20, 2020]

Article 39 (Committee in the Board of Directors)
1The Company shall install an audit committee in the Board of Directors. Additionally, the Company may install a committee in the Board of Directors to discuss and decide the matters delegated by the Board of Directors including major considerations for the Company’s business operation.
2The committee in the Board of Directors other than the audit committee shall be comprised of two (2) or more directors and the structure and operation thereof shall be determined by the resolution of the Board of Directors.
3Authorities over each of the following matters shall not be delegated to the committee:
1.Any matters that require approval from the general meeting of shareholders;
2.Appointment and dismissal of the representative director;
3.Establishment of the committee and the appointment and dismissal of its members; and
4.Any other matters determined by the Board of Directors.
4The Committee shall notify each of the directors of any adopted matter. In such a case, each director upon receiving the notification may request convocation of the Board of Directors, and the Board of Directors may re-adopt the resolution for the matter already adopted by the committee.
5Except as otherwise provided in other provisions hereof and the operational regulations of each committee, the provisions in Article 33 to 35 shall apply mutatis mutandis for the matters related to the committee. [Newly established on May 11, 2017]
Article 40 (Appointment of Representative Director) A representative director shall be appointed by the Board of Directors. [Newly established on May 11, 2017]

CHAPTER VI AUDIT COMMITTEE

Article 41 (Composition of the Audit Committee)
1The Company shall establish an audit committee pursuant to Article 39 hereof, in lieu of auditor(s).
2 The audit committee of the Company shall consist of three (3) or more directors; provided, however, that at least 2/3 of the members of the audit committee shall be outside directors.
3A resolution of the Board of Directors for dismissing a member of the audit committee shall be adopted by the affirmative votes of at least 2/3 of the total number of directors.
4By a resolution, the audit committee shall appoint a person to represent the audit committee, in which case, two (2) or more members may be determined to jointly represent the audit committee.
[Newly established on May 20, 2020]

Article 42 (Duties, etc. of the Audit Committee)
1The audit committee shall audit the accounting and operations of the Company.
2The audit committee may request the Board of Directors to convene the extraordinary general meeting of shareholders in writing, stating the agenda to be dealt with at the meeting and the reason for convening such meeting.
3The audit committee shall appoint an external auditor of the Company in accordance with the Act on External Audit of Stock Companies.
4The audit Committee may request the Company's subsidiaries to make a report on their operations, if it is necessary to perform its duties. In such cases, if the subsidiaries fail to immediately make such a report as requested or it is necessary to verify the content of the report made by the subsidiaries, the audit Committee shall have the right to inspect such subsidiaries' operations and status of assets.

5In addition to Paragraphs (1) through (4) above, the audit committee shall handle matters delegated by the Board of Directors.
6If necessary, the audit committee may request a director (the person authorized to convene the meeting, if any) to convene a meeting of the Board of Directors in writing, stating the agenda to be dealt with at the meeting and the reason for convening such meeting.
7If the director fails to convene the meeting of the Board of Directors without delay although the request under Paragraph (6) has been made, the audit committee which so requested may convene the meeting of the Board of Directors.
8The Board of Directors may not overrule the resolutions of the audit committee.
9The audit committee may seek assistance from experts at the Company’s costs.
[Newly established on May 20, 2020]

Article 43 (Audit Record) The audit committee shall prepare an audit record with respect to the audit, and the audit record shall record the substance of the course of the proceedings and results of the audit and shall bear the names and seals of or be signed by the audit committee members conducting the audit.
[Newly established on May 20, 2020]

CHAPTER VII ACCOUNTING

Article 44 (Business Year) The business year of the Company shall commence on January 1 and end on December 31 of each year.

Article 45 (Preparation, Maintenance and Approval of Financial Statements)
1The representative director (president) of the Company shall prepare and submit to the audit committee for audit the following documents and their supplementary schedules together with a business report, six (6) weeks prior to the date set for the annual meeting of shareholders convened for the business year to which such documents are related and, upon the audit committee’s audit, shall submit the aforementioned documents and the business report to the annual meeting of shareholders: <Amended on May 20, 2020>
1.Balance sheet;
2.Income statement; and
3.Other documents prescribed by Presidential Decree, indicating the financial status and management performance of the company <Amended on March 23, 2021>
2The audit committee shall submit an auditor’s report to the representative director within four (4) weeks from the date of receiving the document referred to in each item of Paragraph 1 above. <Amended on May 20, 2020>
3The Company shall maintain the documents referred to in the Paragraph 1 above and the auditor’s report in the head office of the Company for five (5) years and their copies in the branch office(s) of the Company for three (3) years respectively, starting from one (1) week prior to the date set for the annual meeting of shareholders convened for the business year to which such documents are related.
4When the representative director receives the approval of the general meeting of shareholders or the board of directors pursuant to paragraph 5 in the documents set forth in each item of paragraph 1, he/she shall publicly announce the balance sheet and the audit opinions of the external auditor without delay. <Amended on March 23, 2021>
5Notwithstanding the Paragraph 1, the Company may give an approval of the documents referred to in each item of Paragraph 1 above by the resolution of the Board of Directors if the following requirements are all met: <Amended on May 20, 2020>
1.An external auditor presents an opinion that the documents referred to in each item of Paragraph 1 appropriately represents the Company's financial conditions and performance of management in accordance with statutes and the provisions hereof; and
2.All members of the auditor committee give consent thereto. <Amended on May 20, 2020>
6If approved by the Board of Directors pursuant to the provisions of Paragraph 5, the Representative Director shall report the contents of each document of Paragraph 1 to the General Meeting of Shareholders. [Newly established March 23, 2021]

Article 46 (Appointment of External Auditor) The Company shall appoint an external auditor by obtaining approval from the audit committee pursuant to the provisions of the Act on External Audit of Stock Companies, and report the foregoing to the annual meeting of shareholders held after such external auditor has been appointed or provide notice or public notice thereon to the shareholders.
[Newly established on May 20, 2020]
Article 47 (Appropriation of Earnings) The Company shall dispose of the unappropriated retained earnings of each business year in the following order of priority:
1.Earned surplus reserves;
2.Other statutory reserves;
3.Dividends;
4.Discretionary reserves; and
5.Other appropriation of retained earnings
Article 48 (Dividends)
1Dividends shall be determined by a resolution of a general meeting of shareholders; provided, however, that if the financial statements are approved by the Board of Directors under Article 45(5) hereof, dividends shall be determined by a resolution of the Board of Directors. [Newly Established on May 20, 2020]
2Dividends may be paid in either cash or stock.
3The dividends shall be paid to the shareholders or pledgees whose names appear or are duly registered in the list of shareholders as of the end of each business year.
4Dividends shall be paid within one (1) month after approval or resolution thereof. Provided, That this shall not apply where the date of the payment of dividends is determined otherwise by a general meeting of shareholders or the board of directors. [Newly Established on May 20, 2020]

Article 49 (Interim Dividends)
1The Company may pay interim dividends, only one (1) time during a business year by fixing the date by the resolution of the Board of Directors, to its shareholders whose names appear or are duly registered in the list of shareholders as of such date in cash or stock.
2Interim dividends in the Paragraph 1 shall be paid by the resolution of the Board of Directors.

Article 50 (Statute of Limitation to the Claim for Dividends)
If a claim for dividends has not been exercised for five (5) years, the statute of limitation applicable thereto shall expire, and the dividends with respect to which the statute of limitation has expired shall become vested in the Company. <Amended on May 20, 2020>
CHAPTER VIII SUPPLEMENTARY PROVISIONS

Article 51 (Company Rules) The Company may adopt, with the approval of the Board of Directors, the Company’s rules and other regulations that may be required for the administration of its affairs. [Newly established on May 11, 2017]
Article 52 (Miscellaneous Provisions) Matters not specifically provided for herein shall be determined in conformity with resolutions adopted at the Board of Directors Meeting or the general meeting of shareholders of this Company, or with the relevant provisions of the Commercial Act of the Republic of Korea, as the case may be. [Newly established on May 11, 2017]
Addendum <December 18, 2007> Article 1 (Effective Date) These Articles of Incorporation shall be effective on December 18, 2007.

Addendum <September 10, 2010> Article 1 (Effective Date) These Articles of Incorporation shall be effective on September 10, 2010.
Addendum <August, 8, 2011> Article 1 (Effective Date) These Articles of Incorporation shall be effective on August, 8, 2011.

Addendum <December 7, 2011> Article 1 (Effective Date) These Articles of Incorporation shall be effective on December 7, 2011.
Addendum <June 24, 2014> Article 1 (Effective Date) These Articles of Incorporation shall be effective on June 24, 2014.
Addendum <May 2, 2016> Article 1 (Effective Date) These Articles of Incorporation shall be effective on May 2, 2016.
Addendum <September 1, 2016> Article 1 (Effective Date) These Articles of Incorporation shall be effective on September 1, 2016.

Addendum <April 11, 2017> Article 1 (Effective Date) These Articles of Incorporation shall be effective on May 12, 2017. (Upon completion of registration)
Addendum <May 11, 2017> Article 1 (Effective Date) These Articles of Incorporation shall be effective on May 12, 2017.

Addendum <March 27, 2019> Article 1 (Effective Date) These Articles of Incorporation shall be effective on March 27, 2019, the date approved by the ordinary general meeting of shareholders; provided, however, that the amendment to Articles 10, 12, 14, 16-2 and 17 shall be effective on September 1, 2019, the effective date of Enforcement Decree of the Act on Electronic Registration of Stocks, Bonds, etc.
Addendum <Nov 22, 2019> Article 1 (Effective Date) These Articles of Incorporation shall be effective on Nov 27, 2019, the date approved by the extraordinary general meeting of shareholders; provided, however, that the amendment to Article 5 shall be effective upon the completion of the Company’s website renewal.

Addendum <May 20, 2020> Article 1 (Effective Date) These Articles of Incorporation shall be effective on May 20, 2020.

Addendum <March 23, 2021> Article 1 (Enforcement date) These Articles of Incorporation shall come into effect on March 23, 2021 from the date of the resolution of the 13th Ordinary General Meeting of Shareholders.

Addendum <March 29, 2023> Article 1 (Enforcement date) These Articles of Incorporation shall come into effect on March 29, 2023 from the date of the resolution of the 15th Ordinary General Meeting of Shareholders.

Addendum <March 27, 2026> Article 1 (Effective Date) These Articles of Incorporation shall come into effect on the date of the resolution at the 18th Annual General Meeting of Shareholders held on March 27, 2026.